Exhibit 99.1

Bruker Appoints Bonnie H. Anderson to its Board of Directors

BILLERICA, Massachusetts – September 8, 2020 – Bruker Corporation (Nasdaq: BRKR) today announced that it has appointed Bonnie H. Anderson to serve on its board of directors, effective as of September 3, 2020.

Ms. Anderson is Co-Founder, Chairman of the Board and CEO of Veracyte, a global genomic diagnostics company that improves patient care by informing diagnosis and treatment decisions in cancer and other diseases. Before Veracyte, Ms. Anderson spent 18 years at Beckman Coulter, where she held leadership positions across the global life sciences and diagnostic business segments, including flow cytometry. After she retired from Beckman Coulter, Ms. Anderson was brought into a life sciences incubator formed by Kleiner Perkins, Versant Ventures and TPG Biotech, where she developed the concept for Veracyte. Veracyte is now a public global company with a market capitalization of nearly $2 billion.

"We are very pleased to welcome Bonnie to the Bruker board, and we especially value her entrepreneurial success, and her many years of genomics testing and diagnostics business expertise. She also has deep insights into oncology, hematology and immunology diagnostic tools and clinical workflows," said Frank Laukien, Bruker’s Chairman, President and CEO. "The addition of Bonnie to our board is very timely as we continue to evolve our Project Accelerate initiatives in multiomics life-science and clinical research tools towards molecular diagnostics solutions. Bonnie shares our goals to serve life science research and medicine with leading measurement tools and diagnostic solutions, and to enhance value for all of Bruker’s stakeholders."

“I am honored to be appointed to the Bruker board, and I am looking forward to contributing to the success of such a dynamic and innovative company. I have admired the breakthrough work Bruker does in advancing life science and clinical research for many years, and I am thrilled to join such an impressive board,” said Ms. Anderson.

“Our board regularly evaluates its composition to ensure it includes the appropriate skills, experience and perspectives to support Bruker’s strategic direction. With Bonnie’s addition, seven new Bruker directors will have joined Bruker’s board in the past five years, including three women,” said Marc Kastner, the Chair of Bruker’s Nominating & Governance Committee.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research, clinical microbiology and infectious disease molecular diagnostics. For more information, please visit: www.bruker.com.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance, business strategy, business outlook and Board performance. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to continued adverse changes in conditions in the global economy and volatility in the capital markets, the impact of the COVID-19 coronavirus outbreak and our ability to recover from its effects, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our material weaknesses in internal controls, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2019 and our subsequently filed Form 10-Qs. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Contact:
Miroslava Minkova
Director, Investor Relations & Corporate Development
Bruker Corporation
T: +1 (978) 663–3660, ext. 1479
E: Investor.Relations@bruker.com